Exhibit 99.4

Prudent Use of Leverage Efficient Free Cash Flow Model Value Creation Strong Balance Sheet Access to Low-Cost Capital Target Minimum Cash ROA > Cost of Capital Value Creation Effective Cash Flow Utilization Access to Low-Cost Capital Strong Balance Sheet Long-Term Capital Management Framework >10%1 <1.0x-2.0x ~$5.5B with appropriate geographic distribution CAPEX / Revenue ~30% 1 FY 17 WACC ~10% 1 Support Opportunistic Deleveraging & Healthy Capex Level Exhibit 99.4

2 $910M $1,639M $1,175M $1,249M $1,032M $1,255M $1,823M1 $146M $535M $94M $391M $401M Deleveraging Opportunities: Debt Maturity Profile Note: Graph represents face value debt as of August 31, 2017 with conversions through October 4, 2017, allocated in fiscal year based on maturity. 1 Includes $438 million of 7.5% Senior Secured Notes due September 2023 to be redeemed using proceeds of the offering. $1,025M High Yield Senior Notes Senior Secured Notes (7.5%) Senior Secured Term Loan B FY 18 Maturities FY 18 FY 19 FY 20 FY 21 FY 22 FY 23 FY 24 FY 25 FY 26 FY 26+ FY 32 FY 33 FY 44